EXHIBIT 4.1


                              MARK SOLUTIONS, INC.

                   1999 CONSULTANT STOCK GRANT AND OPTION PLAN




                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----
Section   1. PURPOSE.........................................................2

Section   2. DEFINITIONS.....................................................2

Section   3. SHARES SUBJECT TO THE PLAN......................................3

Section   4. EFFECTIVE DATE..................................................3

Section   5. COMMITTEE AND ADMINISTRATION....................................3

Section   6. ELIGIBILITY.....................................................4

Section   7. GRANT OF OPTIONS................................................4

Section   8. GRANT OF RESTRICTED STOCK.......................................4

Section   9. STOCK AWARDS....................................................5

Section   10.SECURITIES REGISTRATION AND RESTRICTIONS........................6

Section   11.  TERM OF PLAN .................................................6

Section   12.  ADJUSTMENT....................................................7

Section   13.  AMENDMENT OR TERMINATION......................................7

Section   14.  MISCELLANEOUS.................................................7

Section 1. PURPOSE

    The purpose of the Plan is to attract and retain the services of independent consultants and professionals who in the opinion of management will contribute to the long-term growth of Mark in return for equity securities in lieu of cash payment for such services.


Section 2. DEFINITIONS

    Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of the Plan and for any Award granted under the Plan. For purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Unless otherwise expressly indicated, all Section references herein shall be construed to mean references to a particular Section of the Plan.

2.1 Award means an award granted to a Participant pursuant to the Plan including, but not limited to Stock Options, Restricted Stock, Stock Awards, or any combination of the foregoing.

2.2 Award Agreement means the separate written agreement evidencing each Award granted to a Participant under the Plan.

2.3 Board means the Board of Directors of the Corporation.

2.4 Committee means the committee appointed by the Board to administer the Plan as contemplated by Section 5, or in the absence of such Committee, the Board as a whole.

2.5 Corporation means Mark Solutions, Inc., a Delaware corporation, its subsidiaries, and any successor to such corporation.

2.6 Exchange Act means the Securities Exchange Act of 1934, as amended.

2.7 Fair Market Value means the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

2.8 Grant Date means, as to any Award, the later of (i) the date the Committee authorizes the grant of the Award or (ii) such other date as the Committee may designate and as set forth in the Participant's Award Agreement.

2.9 Option means any option granted under the Plan to purchase Stock. Options are not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as now in effect or hereafter amended (the "Code").

2.10 Option Period means the period during which an Option may be exercised from time to time, as established by the Committee and set forth in each Award Agreement.

2.11 Option Price means the price which shall be paid to purchase one share of stock upon the exercise of an Option granted under the Plan.

2.12 Participant mean any consultant, whether a person or entity, who has been granted an Award under the Plan and entered into an Award Agreement.

2.13 Plan means this Mark Solutions, Inc. 1999 Consultant Stock Grant and Option Plan, as amended from time to time.

2.14 Restricted Stock means an Award under Section 8 of the Plan of shares of Common Stock that are at the time of the Award subject to restrictions or limitations as to the Participant's ability to sell, transfer, pledge or assign, as the Committee, in its sole discretion shall establish and set forth in an Award Agreement.

2.15 Restricted Period means the period commencing the Grant Date of the award of Restricted Stock and ending on the date the Committee, in its sole discretion, shall establish and set forth in an Award Agreement.

2.16 Securities Act means the Securities Act of 1933, as amended.

2.17 Stock means the Common Stock, $.01 par value per share, of the Corporation.

2.18   Stock Award means an Award of Stock under Section 9 of the Plan.


Section 3.   SHARES SUBJECT TO THE PLAN

      There shall be 1,000,000 shares of Stock reserved for issuance in connection with the Plan. Such shares of Stock shall be reserved to the extent that the Corporation deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Corporation. Any shares of Stock subject to an Option which remain after the cancellation expiration or exchange of such Option for another Option and any Stock returned to the Corporation under any Stock Award thereafter shall again become available for use under the Plan.


Section 4.   EFFECTIVE DATE

      The effective date of the Plan shall be January 22, 1999, the date it was originally approved and adopted by the Board of the Corporation.


Section 5.   COMMITTEE AND ADMINISTRATION

      The Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under the Plan. Furthermore, the Committee shall have the power to interpret the Plan and to take such other action in the administration and operation of the Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Corporation, on each affected Participant and each other person directly or indirectly affected by such action. The Board may designate one Committee, all of the members of which are members of the Board.

Section 6.   ELIGIBILITY

       Consultants,   whether  persons  or  entities,  whose  participation  the
Committee has determined is in the best interest of the Corporation by contributing to the long-term growth of the Corporation.


Section 7.   GRANT OF OPTIONS

     7.1 Committee Action. The Committee in its absolute discretion may grant Options to Participants under the Plan from time to time to purchase shares of Stock and, further, shall have the right to grant new Options in exchange for outstanding Options. Each grant of an Option shall be evidenced by an Award Agreement and each Award Agreement shall incorporate such terms and conditions as the Committee acting in its absolute discretion deems consistent with the terms of the Plan, including, without limitation, (i) the number of shares subject to the Option, (ii) the Option Period, (iii) a limitation on the number of shares subject to the Option during the Option Period, (iv) events of surrender or termination (including continued retention as a consultant) and (v) transferability.

     7.2 Option Price. The Option Price for each share of Stock subject to an Option shall not be less than the Fair Market Value of a share of Stock on the date the Option is granted. The Option Price shall be payable in cash or in exchange for other securities of the Corporation, or a combination thereof, upon the exercise of any Option.

     7.3  Exercise  Period.   Each  Option  granted  under  the  Plan  shall  be
exercisable in whole or in part at such time or times as set forth in the related Award Agreement, but no Award Agreement shall provide the Option is exercisable after the date which is the tenth anniversary of the Grant Date.


Section 8.   GRANT OF RESTRICTED STOCK

     8.1 Committee Action. The Committee in its absolute discretion may grant Restricted Stock to Participants under the Plan from time to time for past services and as an incentive for future services that will contribute to the successful operation of the Corporation, subject to the provisions of this
Section 8.

     8.2 Terms and Conditions of Restricted Stock. The Committee in its absolute discretion shall determine the terms and conditions of any Award of Restricted Stock, which shall be set forth in the Award Agreement, including without limitation, (i) the number of shares subject to the Restricted Stock Award, (ii) the purchase price, if any and which may be zero, (iii) the duration of the Restricted Period(s) and conditions thereof including events which may accelerate or delay the end of the Restricted Period(s), (iv) repurchase rights of the Corporation (including right of first refusal), (vi) performance goals,
(vii) dividend or distribution rights and (viii) forfeiture upon termination of service.

     8.3 Acceptance. The Award of Restricted Stock must be accepted by the prospective recipient within fifteen (15) days of the Grant Date (or such other period as specified by the Committee) by executing the Award Agreement and tendering the purchase price, if any. A prospective recipient shall not have any rights with respect to the Award unless such recipient shall have executed an Award Agreement, has delivered a fully executed copy to the Committee and has otherwise satisfied the applicable terms and conditions of such Award.

     8.4 Transferability. Unless otherwise determined by the Committee and expressly set forth in the Award Agreement, the Restricted Stock shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restricted Period.

     8.5 Issuance of Certificates. Upon the Award of Restricted Stock to a Participant certificate(s) representing the shares of Restricted Stock will be issued and registered in the name of the Participant as soon as practicable. Unless otherwise determined by the Committee and expressly set forth in the Award Agreement, the certificate(s) issued pursuant to this Section 8 shall be held in custody by the corporation (i) the Restricted Period expires and the restrictions or limitations lapse or (ii) a prior forfeiture by the Participant of the Restricted Stock, in which case the Corporation shall case the certificate(s) to be cancelled and the shares represented retired. It shall be a condition of the Restricted Stock Award that the Participant deliver a stock power and other appropriate documents related to the Restricted Stock to be held in custody by the Corporation.

     8.6 Rights as a Shareholder. Except as expressly set forth in the Award Agreement, a Participant receiving Restricted Stock shall have all the rights of a shareholder, including the right to vote the shares and receive dividends or distributions.


Section 9.  STOCK AWARDS

     9.1 Committee Action. The Committee in its absolute discretion may grant Stock Awards to Participants under the Plan from time to time for past services and as an incentive for future services that will contribute to the successful operation of the Corporation, subject to the provisions of this Section 9.

     9.2 Valuation of Stock Awards. I determining the value of a Stock Award, all Stock subject to a Stock Award shall be valued at not less than the Fair Market Value of the shares on the Grant Date, regardless of when the certificate(s) representing the shares are issued and delivered to the Participant. .

     9.3 Acceptance. The Stock Award must be accepted by the prospective recipient within fifteen (15) days of the Grant Date (or such other period as specified by the Committee) by executing the Award Agreement. A prospective recipient shall not have any rights with respect to the Award unless such recipient shall have executed an Award Agreement, has delivered a fully executed copy to the Committee and has otherwise satisfied the applicable terms and conditions of such Award.

     9.4  Issuance  of  Certificates.  Upon  the  grant  of a Stock  Award  to a
Participant,   certificate(s)   representing  the  shares  will  be  issued  and
registered in the name of the Participant as soon as practicable.

     9.5 Rights as a Shareholder. A Participant receiving a Stock Award shall have all the rights of a shareholder, including the right to vote the shares and receive dividends or distributions.


Section 10.  SECURITIES REGISTRATION AND RESTRICTIONS

    Each Award Agreement shall provide that, upon the receipt of shares of Stock pursuant to any Award, the Participant shall, if so requested by the Corporation, hold such shares of Stock for investment and not with a view toward resale or distribution to the public and, if requested by the Corporation, shall deliver to the Corporation a written statement to that effect satisfactory to the Corporation. Each Award Agreement shall also provide that, if so requested by the Corporation, the Participant shall represent in writing to the Corporation that the Participant will not sell or offer to sell any such shares of Stock unless a registration statement shall be in effect with respect to such Stock under the Securities Act and any applicable state securities law or unless the Participant shall have furnished to the Corporation an opinion, in form and substance satisfactory to the Corporation, of legal counsel acceptable to the Corporation, that such registration is not required. Certificate(s) representing Stock issued under an Award pursuant to the Plan may at the discretion of the Corporation bear a legend to the effect that such Stock has not been registered under the Securities Act or any applicable state securities law and that such Stock may not be sold or offered for sale in the absence of (i) an effective registration statement as to such Stock under the Securities Act and any applicable state securities law or (ii) an opinion, inform and substance satisfactory to the Corporation, of legal counsel acceptable to the Corporation, that such registration is not required. Furthermore, the Corporation shall have the right to require a Participant to enter into such shareholder or other related agreements as the Corporation deems necessary or appropriate under the circumstances as a condition to the issuance of any Stock under the Plan.

Section 11.  TERM OF PLAN

    No Award shall be granted under the Plan on or after the earlier of (i) the tenth anniversary of the Effective Date of the Plan; provided, however, that after such anniversary date the Plan otherwise shall continue in effect until all outstanding Options have been exercised in full or no longer are exercisable, or (ii) the date on which all of the Stock reserved under Section 3 of the Plan has been issued or no longer is available for use under the Plan, in which event the Plan also shall terminate on such date.


Section 12.  ADJUSTMENT

    The number of shares of Stock reserved under the Plan, and the number of shares of Stock subject to Awards granted under the Plan and the Option Price, if applicable shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Corporation, including, but not limited to, such changes as stock dividends or stock splits. If any adjustment under this Section 12 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under the Plan and the number subject to any Options granted under the Plan shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 12 by the Committee shall be conclusive and binding on all affected persons.

Section 13.  AMENDMENT OR TERMINATION

    The Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate.


Section 14.  MISCELLANEOUS

    14.1 Withholding. The acceptance of an Award granted under the Plan shall constitute a Participant's full and complete consent to whatever action the Committee elects to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to such Award or exercise thereof.

     14.2 ERISA and the Code. The Plan is not subject to the provisions of ERISA or qualified under Section 401(a) of the Code.

     14.3 No Corporate Restrictions. The grant of an Award under the Plan shall not effect in any way the right or power of the Corporation to affect adjustments, reclassifications, reorganizations, or changes of its business or capital structure or to merge, consolidate, dissolve, liquidate or transfer all or a part of its business or assets.

     14.4 Awards Subject to Applicable Law. The Plan and the Awards shall be subject to all applicable Federal and State laws, rules, regulations and approvals.

    14.5 Construction. The Plan and the Award Agreements shall be construed under the laws of the State of New Jersey.

     14.6 Successors and Assigns. Except as otherwise provided herein, the Plan shall be binding and enforceable against the Corporation and its successors and assigns.

     14.7 Severability. Any provision of the Plan or an Award Agreement which is prohibited or unenforceable in any jurisdiction, or would disqualify the Plan or Award under any law deemed applicable by the Committee shall be construed or deemed amended to conform to applicable laws or stricken in the sole determination of the Committee, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdictions.